Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 2 to Registration Statement No. 333-175299 on Form S-1 of our report dated July 1, 2011 relating to the statement of financial position of Tilly’s, Inc. as of May 4, 2011 (date of inception) appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/ Deloitte & Touche LLP

Costa Mesa, California

September 7, 2011